SUBURBAN BANCSHARES, INC.
EARNINGS PER SHARE CALCULATION                                        EXHIBIT 11
DECEMBER 31, 1995                                                         Page 1

 STOCK PRICES - Closing Bid                  Daily Average     End of Quarter
 ------------
    First quarter 1995                                    1.34                1.25
    Second quarter 1995                                   1.43                1.63
    Third quarter 1995                                    1.85                2.06
    Fourth quarter 1995                                   1.70                1.56

 For Warrants exercised:
    April 1 thru May 17, 1995                             1.32                1.44
    October 1 thru December 15, 1995                      1.72                1.81


 20% TEST                                      # Shares (1)            20%
 --------
    First quarter 1995                               9,054,459           1,810,892
    Second quarter 1995                              9,091,663           1,818,333
    Third quarter 1995                               9,091,663           1,818,333
    Fourth quarter 1995                             10,951,218           2,190,244

                         (1) Outstanding at end of period

EQUIVALENT SHARES - Description

(A)      WARRANTS         -       2,014,705 outstanding at January 1, 1994
                                  exercisable at $1.00 per share April 15 - May
                                  15 and November 15 - December 15 in 1994 and
                                  1995
                          -       28,105 exercised and issued 5/20/94
                          -        1,400 exercised and issued 6/20/94
                          -       23,585 exercised and issued 12/15/94
                          -       37,204 exercised and issued 5/17/95
                          -       1,859,555 exercised and issued 12/15/95
(B)      OPTIONS          -       350,000 exercisable at $0.10 per share when
                                  Company attains a net income of $500,000
                                  (i.e. contingent shares, the conditions of which are currently being met)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING


 First Qtr 1995:                 9,054,459  for              90 days  =  9,054,459

 Second Qtr 1995:                9,054,459  for              46 days  =  4,576,979
                                 9,091,663  for              45 days  =  4,495,877
                                                                         ---------
                                                                         9,072,857

 Third Qtr 1995:                 9,091,663  for              92 days  =  9,091,663

 Fourth Qtr 1995:                9,091,663  for              76 days  =  7,510,504
                                10,951,218  for              16 days  =  1,904,560
                                                                         ---------
                                                                         9,415,064
 Weighted average common shares outstanding year-to-date                 9,159,315

SUBURBAN BANCSHARES, INC.
EARNINGS PER SHARE                                                    EXHIBIT 11
DECEMBER 31, 1995                                                         Page 2

INCREMENTAL SHARE CALCULATIONS

WEIGHTED AVERAGE WARRANTS (w) AND OPTIONS (o) OUTSTANDING:

 First Quarter 1995:                1,961,615  (w)   for  90 days     =      1,961,615
                                      350,000  (o)   for  90 days     =        350,000

 Second Quarter 1995:               1,961,615  (w)   for  46 days     =        991,586
    issued 5/17                     1,924,411  (w)   for  45 days     =        951,632
                                      350,000  (o)   for  91 days     =        350,000

 Third Quarter 1995:                1,924,411  (w)   for  92 days     =      1,924,411
                                      350,000  (o)   for  92 days     =        350,000

 Fourth Quarter 1995:               1,924,411  (w)   for  76 days     =      1,589,731
                                      350,000  (o)   for  92 days     =        350,000

INCREMENTAL SHARES (2)


 First Quarter 1995:
    Common and equivalent shares (primary)
       Unexercised warrants thru period                   497,723
                                                                                    497,723
    Fully Diluted
       Unexercised warrants thru period                   392,323
                                                                                    392,323
 Second Quarter 1995:
    Common and equivalent shares (primary)
       Unexercised warrants thru period                   298,169
       Warrants exercised 5/17                            230,699
                                                                                    528,868
    Fully Diluted
       Unexercised thru period                            383,251
       Exercised 5/17                                     290,776
                                                                                    674,027

 Third Quarter 1995:
    Common and equivalent shares (primary)
       Unexercised warrants thru period                   884,189
                                                                                    884,189
    Fully Diluted
       Unexercised warrants thru period                   990,231
                                                                                    990,231

 Fourth Quarter 1995:
    Common and equivalent shares (primary)
       Unexercised warrants thru 12/15/95                 664,770                   664,770

    Fully Diluted
       Unexercised warrants thru 12/15/95                 712,638                   712,638

                                        --------------------------------------
(2) Calculation of incremental shares:

         primary = ((a-b)/a)*d                                               (a)     average market price
                                                                             (b)     exercise price
         fully diluted = ((c-b)/c)*d                                         (c)     market price at end of period
                                                                             (d)     weighted average common stock equivalent shares

SUBURBAN BANCSHARES, INC.
EARNINGS PER SHARE CALCULATION                                        EXHIBIT 11
DECEMBER 31, 1995                                                         Page 3

EARNINGS PER SHARE CALCULATION

                                                                                                 1995
 COMMON AND EQUIVALENT SHARES (PRIMARY)                                    4QTR95           YEAR-TO-DATE
 --------------------------------------
    EARNINGS                                                                378,493               1,541,033

    SHARES & EQUIVALENT SHARES
       Common Shares                                                      9,415,064               9,159,315
       Incremental Shares (warrants)                                        664,770                 643,887
       Contingent Shares (options)                                          350,000                 350,000
                                                                        -----------           -------------

    TOTAL                                                                10,429,834              10,153,202

    EPS                                                                    0.036289                0.151778

 FULLY DILUTED
 -------------

    EARNINGS                                                                378,493               1,541,033

    SHARES & EQUIVALENT SHARES
       Common Shares                                                      9,415,064               9,159,315
       Incremental Shares (warrants)                                        712,638                 692,305
       Contingent Shares (options)                                          350,000                 350,000
                                                                        -----------            ------------

    TOTAL                                                                10,477,702              10,201,620

    EPS                                                                    0.036124                0.151058